Exhibit 99.1

Media Contact	Investor Contact
Edward Steadham, 203-578-2287	Terry Mangan 203-578-2318
esteadham@websterbank.com	tmangan@websterbank.com

WEBSTER SHAREHOLDERS MEETING WILL BE APRIL 24, 2008

WATERBURY, Conn., February 5, 2008 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled the corporation’s annual meeting of shareholders for 4:00 p.m. (Eastern Standard Time) April 24, 2008 at the Courtyard by Marriott, 63 Grand Street, Waterbury, CT.

The record date for shareholders to vote at the meeting is February 21, 2008.

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Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.2 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 343 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender.

For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.